EXHIBIT 99.1
Regency Energy Partners Reports Second-Quarter 2006 Financial Results
Quarterly adjusted EBITDA Increased by 23% vs. 2006 First Quarter
Investment Community Call at 1 pm CDT (2pm EDT) on Tuesday, August 15th
DALLAS, Aug. 14, 2006 — Regency Energy Partners LP (Nasdaq: RGNC) (“Regency” or the “Partnership”) today reported its financial results for the second quarter ended June 30, 2006.
Revenue for the second quarter 2006 increased 41% to $193.1 million, compared to $137.4 million for second quarter 2005. Adjusted total segment margin increased 49% to $30.8 million, compared to $20.7 million in last year’s second quarter. The Partnership’s adjusted EBITDA increased 66% to $20.1 million, compared to $12.1 million in the corresponding 2005 period. Comparing second-quarter 2006 results to first-quarter 2006 results, adjusted EBITDA increased by 23%.
For the second quarter 2006, the Partnership reported net income of $5.6 million, compared to net income of $6.5 million for second quarter 2005. The decrease in net income for the second quarter was a result of increased interest expense and depreciation and amortization. For the first six months of 2006, Regency had a net loss of $0.6 million compared to a net loss of $8.7 million for the corresponding six months in 2005. The first three months of 2006 include a charge against earnings of $9 million for fees paid to terminate two long-term management services contracts in connection with the Partnership’s initial public offering on February 3, 2006. The 2005 net loss included $13.0 million of unrealized losses from risk management activities.
“Regency had a good second quarter, with gathering and processing adjusted segment margins improving significantly and transportation volumes on the Regency Intrastate Gas System (RIGS) increasing by 33% over first-quarter 2006 results,” said James W. Hunt, Chairman, President and Chief Executive Officer of Regency. “Since the end of the first quarter, we have signed nearly 60 thousand MMBtu/d of net additional firm transport commitments on our intrastate pipeline. We also completed the looping of a portion of RIGS in August to handle increased customer demand. In addition, we announced the acquisition of TexStar Field Services, which will expand our footprint into two new geographic areas — South and East Texas.”
CASH DISTRIBUTIONS
On July 28, 2006, the Partnership announced a cash distribution of 35 cents per common and subordinated unit for the second quarter ending June 30, 2006. The distribution will be paid on August 14, 2006 to unitholders of record at the close of business on August 7, 2006. This quarterly distribution equates to $1.40 per unit on an annual basis.
Regency’s cash available for distribution for second quarter 2006 was $16.1 million, or 2.4 times the amount required to cover its second-quarter distribution to common unitholders and 1.2 times the amount required to cover the distribution to the general partner and all limited partners, including subordinated unitholders.
ORGANIC GROWTH PROJECTS
Regency continues to deliver on its organic growth strategy. As previously announced, the Elm Grove plant was completed in early May. The Bossier Loop in Northern Louisiana came on-line a month ahead of schedule, in early August. This 16-mile additional looping on the western segment of RIGS, combined with additional compression to be added in the fourth quarter, will increase RIGS’s design capacity to 910 MMCF/d.
In addition, construction of the $8 million 200 MMcf/d dewpoint control facility in Webster Parish, Louisiana is on target for completion during the fourth quarter of this year.
Regency has also begun work on an incremental $12 million of approved projects to expand existing compression and gathering capacity in Louisiana and to invest in standby compression. As of today, the Partnership’s projected capital expenditures for organic growth projects for 2006 stands at $74 million.
REVIEW OF SEGMENT PERFORMANCE
Gas Gathering & Processing — The Gas Gathering & Processing segment includes the Partnership’s natural gas processing and treating plants, low pressure gathering pipelines, NGL pipeline and related NGL marketing activities. Segment margin for Gas Gathering & Processing was $20.7 million for second quarter 2006, compared to $21.8 million for second quarter 2005. Adjusted segment margin for Gas Gathering & Processing, which adjusts for non-cash hedging gains and losses, was $20.1 million for second quarter 2006, compared to $17.2 million for second quarter 2005, representing a 16% increase.
Total throughput volumes for the Gas Gathering & Processing segment averaged 292 thousand MMBtu per day of natural gas, and produced NGLs averaged 14 thousand barrels per day for the quarter ending on June 30, 2006, compared to 306 thousand MMBtu per day of natural gas, and 15 thousand barrels for produced NGLs for the same quarter in 2005. The decrease in NGL production is primarily attributable to the closure of the Partnership’s processing facility in Lakin, Kansas, in August 2005, which allowed the Partnership to reduce significantly its keepwhole exposure by converting several contracts to a fee-based structure.
Gas Transportation — The Gas Transportation segment includes the Partnership’s natural gas transportation pipelines and related facilities and activities. Segment margin for Gas Transportation was $10.7 million in second quarter 2006, compared to $3.5 million for second quarter 2005. Total transportation throughput volumes for the Gas Transportation segment averaged 583 thousand MMBtu per day of natural gas for the quarter compared to 245 thousand MMBtu per day of natural gas for the corresponding quarter in 2005.
TELECONFERENCE
Regency will hold a teleconference to discuss second-quarter results tomorrow, Aug. 15, 2006 at 1 p.m. Central time (2 p.m. Eastern time). The dial-in number for the call is 1-800-320-2978 in the United States, or +1-617-614-4923 outside the United States, pass code 67128242. A live webcast of the call can be accessed on the investor information page of Regency’s Web site at www.regencyenergy.com. A replay of the call will be available for seven days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888), pass code 66314679. A replay and transcript of the broadcast will also be available on the Partnership’s Web site.
NON-GAAP FINANCIAL INFORMATION
This press release and the accompanying financial schedules include the non-generally accepted accounting principles (“non-GAAP”) financial measures of adjusted EBITDA, cash available for distribution, adjusted segment margin, and adjusted total segment margin, which are key measures of the Partnership’s financial performance. The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations.
We define adjusted EBITDA as net income (loss) plus interest expense, net, depreciation and amortization expense, unrealized loss (gain) from risk management activities, non-cash commodity put option expirations and loss on debt refinancing.

Adjusted EBITDA is used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:
--	financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

--	our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

--	the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment opportunities.
Additionally, in deriving adjusted EBITDA for the second quarter, we made an adjustment for expenses related to the TexStar transaction. Because TexStar and Regency are controlled by a common owner, the acquisition will be accounted for using pooling of interest accounting which requires Regency to expense acquisition costs that would have been capitalized if purchase accounting had been used. Our adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted EBITDA in the same manner.
We define cash available for distribution as adjusted EBITDA:
•	plus non-cash items affecting adjusted EBITDA, such as non-cash Long-Term Incentive Plan (LTIP) expense,

•	minus cash interest expense,

•	minus maintenance capital expenditures, and

•	plus cash proceeds from asset sales, if any.
Additionally, in deriving cash available for distribution for the first quarter, we made an adjustment for the termination fee paid in consideration for two contracts, which the Partnership terminated, in connection with its initial public offering. It was paid with proceeds from our initial public offering rather than with cash from the Partnership’s operations.
Cash available for distribution is used as a supplemental liquidity measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to approximate the amount of Operating Surplus generated by the Partnership during a specific period and to assess our ability to make cash distributions to our unitholders and our general partner. Cash available for distribution is not the same measure as Operating Surplus or Available Cash, both of which are defined in our Partnership agreement.

Cash available for distribution should not be considered an alternative to net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP.
We define adjusted segment margin as segment operating revenues (including transportation and other service fees) less segment cost of purchases of natural gas and natural gas liquids plus unrealized losses (gains) from risk management activities and non-cash commodity put option expirations. Adjusted segment margin is included as a supplemental disclosure because it is a primary performance measure used by management as it represents the results of product purchases and sales, a key component of our operations.
We define adjusted total segment margin as total operating revenues less the cost of purchases of natural gas and natural gas liquids plus unrealized losses (gains) from risk management activities and non-cash commodity put option expirations. Our adjusted total segment margin equals the sum of our Gas Gathering and Processing adjusted segment margin and Gas Transportation segment margin.
Our segment margin measures may not be comparable to similarly titled measures of other companies because other entities may not calculate segment margin amounts in the same manner.
Schedules presenting Regency’s consolidated statements of operations, segment margin and operating information by segment, as well as schedules reconciling adjusted EBITDA, cash available for distribution, adjusted segment margin, and adjusted total segment margin to the most directly comparable financial measures calculated and presented in accordance with GAAP are available on Regency’s Web site at www.regencyenergy.com and as an attachment to this document.
This press release may contain forward-looking statements as defined under the federal securities laws regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management’s current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include without limitation changes in laws and regulations impacting the gathering and processing industry, the level of creditworthiness of the Partnership’s counterparties, the Partnership’s ability to access the debt and equity markets, the Partnership’s use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership’s transactions, changes in commodity prices, interest rates, demand for the Partnership’s services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership’s ability to obtain required approvals for construction or modernization of the Partnership’s facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise. Information contained in this press release is unaudited and is subject to change.
Regency Energy Partners LP (NASDAQ: RGNC) is a midstream master limited partnership that gathers, treats, compresses, processes, transports and markets natural gas and transports and markets natural gas liquids. For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.
CONTACT:
Investor Relations:
Shannon Ming
Director, Investor Relations
Regency Energy Partners
214-239-0093
Shannon.ming@regencygas.com
Media:
Mark Semer
Kekst and Company
212-521-4802

Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2006	2005	2006	2005
REVENUE
Gas sales	$117,978	$87,124	$256,758	$167,313
NGL sales	60,572	38,017	110,966	74,930
Gathering, transportation and other fees	12,397	5,766	22,779	11,230
Unrealized/realized gain/(loss) from risk management activities	(2,425)	3,111	(4,082)	(16,226)
Other	4,581	3,332	8,157	6,715

Total revenue	193,103	137,350	394,578	243,962

EXPENSE
Cost of gas and liquids	161,652	112,055	335,752	218,403
Operating expenses	5,613	5,631	11,618	10,431
General and administrative	5,820	3,688	10,628	6,053
Management services termination fee	—	—	9,000	—
Depreciation and amortization	7,692	5,219	15,171	10,382

Total operating expense	180,777	126,593	382,169	245,269

OPERATING INCOME (LOSS)	12,326	10,757	12,409	(1,307)

OTHER INCOME AND DEDUCTIONS
Interest expense, net	(6,753)	(5,018)	(13,193)	(8,207)
Other income and deductions, net	71	49	158	108

Total other income and deductions	(6,682)	(4,969)	(13,035)	(8,099)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	5,644	5,788	(626)	(9,406)

DISCONTINUED OPERATIONS
Income from operations of Regency Gas Treating LP	—	694	—	747

NET INCOME (LOSS )	5,644	$6,482	(626)	$(8,659)

Less:
Net income through January 31, 2006	—		1,580

Net income (loss) for partners	$5,644		$(2,206)

Segment Financial and Operating Data

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except where noted)	2006	2005	2006	2005

Gathering and Processing Segment
Financial data
Segment margin (a)	$20,734	$21,768	$38,221	$19,596
Adjusted segment margin	$20,054	$17,216	$37,292	$33,346
Operating data
Throughput (MMbtu/d)	291,492	306,263	295,583	308,490
NGL gross production (BBls/d)	14,333	15,028	14,099	15,275

a)	In the three months ended June 30, 2006 and 2005, revenues include unrealized gains of $1.6 million and $5.0 million. In the six months ended June 30, 2006 and 2005 revenues include an unrealized gain of $2.6 million and an unrealized loss of $13.0 million.
Reconciliation of Non-GAAP Measures to GAAP Measures

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2006	2005	2006	2005

Net income (loss)	$5,644	$6,482	$(626)	$(8,659)
Interest expense, net	6,753	5,018	13,193	8,207
Depreciation and amortization	7,692	5,219	15,171	10,382

EBITDA (a)	$20,089	$16,719	$27,738	$9,930
Unrealized loss (gain) from risk management activities	(1,568)	(5,005)	(2,621)	13,039
Non-cash put option expiration	888	453	1,692	711
Acquisition expenses	684	—	684	—
Management services termination fee (b)	—	—	9,000	—

Adjusted EBITDA	$20,093	$12,167	$36,493	$23,680

a)	Earnings before interest, taxes, depreciation and amortization

b)	Non-recurring management services termination fee paid with proceeds from our IPO

Reconciliation of “cash available for distribution” to net cash flows provided by (used in) operating activities and to net loss

Three Months Ended
($ in thousands)	June 30, 2006

Net cash flows provided by (used in) operating activities	$18,395
Add (deduct):
Depreciation and amortization	(7,766)
Risk management portfolio value changes	621
Unit based compensation expenses	(775)
Accounts receivable	5,120
Other current assets	763
Accounts payable and accrued liabilities	(7,148)
Accrued taxes payable	(292)
Other current liabilities	120
Proceeds from early termination of interest rate swap	(3,550)
Other assets	156

Net income	$5,644

Add:
Interest expense, net	6,753
Depreciation and amortization	7,692

EBITDA	$20,089

Add (deduct):
Unrealized gain from risk management activities	(1,568)
Non-cash put option expiration	888
Acquisition expenses	684

Adjusted EBITDA	$20,093

Add (deduct):
Unit based compensation expenses	775
Cash interest expense	(6,629)
Proceeds from asset sale (early termination of interest rate swap)	3,550
Maintenance capital expenditures	(1,730)

Cash available for distribution	$16,059

Non-GAAP Adjusted Segment Margin to Segment Margin

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2006	2005	2006	2005

Gathering and Processing Segment
Segment margin	$20,734	$21,768	$38,221	$19,596
Unrealized loss (gain) from risk management activities	(1,568)	(5,005)	(2,621)	13,039
Non-cash put option expiration	888	453	1,692	711

Adjusted Segment Margin	$20,054	$17,216	$37,292	$33,346

Non-GAAP Adjusted Total Segment Margin to GAAP Net Loss

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2006	2005	2006	2005

Net income (loss)	$5,644	$6,482	$(626)	$(8,659)
Add:
Operating expenses	5,613	5,631	11,618	10,431
General and administrative	5,820	3,688	10,628	6,053
Management services termination fee (a)	—	—	9,000	—
Depreciation and amortization	7,692	5,219	15,171	10,382
Interest expense, net	6,753	5,018	13,193	8,207
Other income and deductions, net	(71)	(49)	(158)	(108)
Discontinued operations	—	(694)	—	(747)

Total Segment Margin	$31,451	$25,295	$58,826	$25,559
Unrealized loss (gain) from risk management activities	(1,568)	(5,005)	(2,621)	13,039
Non-cash put option expiration	888	453	1,692	711
Adjusted Total Segment Margin	$30,771	$20,743	$57,897	$39,309

a)	Non-recurring management services termination fee paid with proceeds from our IPO